Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1of our reports dated April 20, 2011, and April 13, 2010 relating to the financial statements of Red Metal Resources Ltd. for the years ended January 31, 2010 and January 31, 2011, respectively, and to the reference to our firm under the caption "Experts" in the related Registration Statement on Form S-1 of Red Metal Resources Ltd., for the registration of up to 9,442,999 shares of its common stock.

“DMCL”

DALE MATHESON CARR-HILTON LABONTE LLP
Chartered Accountants
Vancouver, Canada
May 13, 2011